UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2022

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C Route 1 South, Suite 400, Iselin, New Jersey 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MSEX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Middlesex Water Company Enters Into Perfluorooctanoic Acid-Related Administrative Consent Order with the New Jersey Department of Environmental Protection

In September 2021, the New Jersey Department of Environmental Protection (NJDEP) issued a Notice of Non-Compliance (Notice) to Middlesex Water Company (the Company) based on self-reporting by the Company that the level of Perfluorooctanoic Acid (PFOA) in water treated at its Park Avenue Wellfield Treatment Plant in South Plainfield, New Jersey exceeded a recently promulgated NJDEP standard effective in 2021. The NJDEP standard for PFOA was developed based on a Health-based Maximum Contaminant Level of 14 parts per trillion. Neither the NJDEP nor the Company has characterized this exceedance as an acute health threat. However, the Company was required to notify its affected customers and complied in November 2021 and January 2022 as required by the regulation.

Further, the Notice required the Company to take any action necessary to comply with the new standard by September 7, 2022. Construction of an enhanced treatment process at the Park Avenue Wellfield Treatment Plant to comply with the new standard had already begun prior to the regulation being enacted. Since completion of the enhanced treatment project was not expected until mid-2023, in December 2021, the Company implemented an interim solution to meet the Notice requirements. The Park Avenue Wellfield Treatment Plant was taken off-line and alternate sources of supply were obtained. Simultaneously, the Company accelerated a portion of the enhanced treatment project to allow a restart of the Park Avenue Wellfield Treatment Plant ahead of the historical higher water demand periods during the summer months.

In June 2022, the construction of the accelerated portion was completed and the Park Avenue Wellfield Treatment Plant is effectively treating ground water to ensure compliance with all state and federal drinking water standards. Working in coordination with the NJDEP, the Company successfully restarted the Plant and introduced treated wellfield water into the distribution system. Water being delivered to customers is in compliance with all United States Environmental Protection Agency and NJDEP drinking water standards, including the newly established water quality standard for PFOA.

On September 13, 2022, the Company entered into an Administrative Consent Order (ACO) with the NJDEP, which requires the Company to take whatever actions are necessary to achieve and maintain compliance with the Safe Drinking Water Act, N.J.S.A, 58:12A-1 et seq., and the Safe Drinking Water Act regulations N.J.A.C. 7:10-1 et seq., including applicable public notifications. The Company must issue the public notifications by February 22, 2023 and continue to complete and distribute public information as prescribed in the ACO.

In addition, in accordance with the ACO:

•	On or before June 30, 2023, the Company shall complete the permanent construction of the Park Avenue Wellfield treatment upgrades, place the treatment upgrades into operation, and all water at Park Avenue Wellfield Treatment Plant shall be treated to comply with the PFOA NJDEP standards.

•	The Company must perform required sample testing and reporting for PFOA subsequent to completion of the Park Avenue Wellfield treatment upgrades.

•	The Company shall submit to the NJDEP quartely progress reports detailing the Company’s compliance with the ACO.

The Company’s failure to comply with the Compliance Schedule and or/ Progress Reporting requirements of the ACO could lead to penalties up to $500 per day. In additon, the NJDEP could penalize the Company for other violations of the ACO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/A. Bruce O’Connor
A. Bruce O’Connor
Sr. Vice President, Treasurer and
Chief Financial Officer

Dated: September 15, 2022

This release contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business c/onditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Media Contact:

Bernadette Sohler, Vice President – Corporate Affairs

Middlesex Water Company

(732) 638-7549

www.middlesexwater.com